Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-174213) and the Registration Statements on Form S-8 (Nos. 333-143959, 333-165841,  333-171251 and 333-183133) of our report dated March 26, 2013, on the financial statements of Venaxis, Inc., which report appears on page 29 in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/GHP HORWATH, P.C.

Denver, Colorado
March 26, 2013